Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, OGE ENERGY CORP., an Oklahoma corporation (herein referred to as the "Company") is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-3 (or such other appropriate form) relating to the issuance and sale of up to an aggregate of 5,000,000 shares of common stock of the Company pursuant to the OGE Energy Automatic Dividend Reinvestment and Stock Purchase Plan.

WHEREAS, each of the undersigned holds the office or offices in the Company herein-below set opposite his or her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints SEAN TRAUSCHKE, CHARLES B. WALWORTH, and SARAH R. STAFFORD and each of them individually, his or her attorney with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Form S-3 Registration Statements (or such other appropriate form) relating to the issuance and sale of up to an aggregate of 5,000,000 shares of common stock of the Company pursuant to the OGE Energy Automatic Dividend Reinvestment and Stock Purchase Plan, and to any and all amendments (including post-effective amendments) to such Registration Statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of February, 2026.

Sean Trauschke, Chairman, Principal Executive Officer and Director	/s/ Sean Trauschke
Frank A. Bozich, Director	/s/ Frank A. Bozich
Peter D. Clarke, Director	/s/ Peter D. Clarke
Lyle G. Ganske, Director	/s/ Lyle G. Ganske
Cathy R. Gates, Director	/s/ Cathy R. Gates
David L. Hauser, Director	/s/ David L. Hauser
Luther C. Kissam, IV, Director	/s/ Luther C. Kissam, IV
Judy R. McReynolds, Director	/s/ Judy R. McReynolds
David E. Rainbolt, Director	/s/ David E. Rainbolt
Sheila G. Talton, Director	/s/ Sheila G. Talton
Charles B. Walworth, Principal Financial Officer	/s/ Charles B. Walworth
Sarah R. Stafford, Principal Accounting Officer	/s/ Sarah R. Stafford

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF OKLAHOMA	)

On the date indicated above, before me, Kelly Hamilton-Coyer, Notary Public in and for said County and State, the above named directors and officers of OGE ENERGY CORP., an Oklahoma corporation, known to me to be the persons whose names are subscribed to the foregoing instrument, severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the 17th day of February, 2026.

/s/ Kelly Hamilton-Coyer
By: Kelly Hamilton-Coyer
Notary Public

My commission expires: July 6, 2029